    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1994

                                                    REGISTRATION NOS. 33-
                                                                      33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             ILLINOIS POWER COMPANY
             (Exact name of registrant as specified in its charter)
                                    ILLINOIS
         (State or other jurisdiction of incorporation or organization)
                                   37-0344645
                      (I.R.S. Employer Identification No.)
                                 LARRY D. HAAB
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ILLINOIS POWER COMPANY
                             500 SOUTH 27TH STREET
                            DECATUR, ILLINOIS 62525
                                 (217) 424-6600

                          ILLINOIS POWER CAPITAL, L.P.
    (Exact name of registrant as specified in Limited Partnership Agreement)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                  APPLIED FOR
                      (I.R.S. Employer Identification No.)
                               C/O LARRY D. HAAB
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ILLINOIS POWER COMPANY
                             500 SOUTH 27TH STREET
                            DECATUR, ILLINOIS 62525
                                 (217) 424-6600

  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices and agent for service)

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                             ROBERT J. REGAN, ESQ.
                             SCHIFF HARDIN & WAITE
                                7200 SEARS TOWER
                            CHICAGO, ILLINOIS 60606
                                 (312) 876-1000

                               KEVIN STACEY, ESQ.
                                 REID & PRIEST
                              40 WEST 57TH STREET
                               NEW YORK, NEW YORK
                                 (212) 603-2144

                               ------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                               ------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: /X/

                               ------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED          PROPOSED
                                                                               MAXIMUM           MAXIMUM
                                                              AMOUNT        OFFERING PRICE      AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                             TO BE            PER UNIT       OFFERING PRICE    REGISTRATION
TO BE REGISTERED                                          REGISTERED(1)       (1)(2)(3)         (1)(2)(3)          FEE(1)
- ------------------------------------------------------------------------------------------------------------------------
Illinois Power Capital, L.P. Preferred Securities.....
- ------------------------------------------------------------------------------------------------------------------------
Illinois Power Company Subordinated Debentures(4).....
- ------------------------------------------------------------------------------------------------------------------------
Illinois Power Company Guarantee with respect to
  Illinois Power Capital, L.P. Preferred
  Securities(4).......................................
- ------------------------------------------------------------------------------------------------------------------------
Total.................................................   $100,000,000.00         100%          $100,000.00        $34,483
- ------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and dividends, if any.
(4) No separate consideration will be received for Illinois Power Company's Subordinated Debentures or its Guarantee.
                               ------------------

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectus Supplement to the Prospectus included herein: the first form is to be used in connection with an offering by Illinois Power Capital, L.P. of fixed rate Cumulative Monthly Income Preferred Securities, and the second form is to be used in connection with an offering by Illinois Power Capital, L.P. of adjustable rate Cumulative Monthly Income Preferred Securities.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 1994
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST   , 1994

                              PREFERRED SECURITIES
                             ILLINOIS POWER CAPITAL
      % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES ("MIPS"*), SERIES A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                GUARANTEED TO THE EXTENT ILLINOIS POWER CAPITAL
                        HAS FUNDS AS SET FORTH HEREIN BY
                             ILLINOIS POWER COMPANY
                         ------------------------------

    The     % Cumulative Monthly Income Preferred Securities, Series A (the
"Series A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by Illinois Power Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("Illinois Power Capital"). All of the general partner interests in Illinois Power Capital are owned by Illinois Power Company, an Illinois corporation (the "Company"). Illinois Power Capital exists for the sole purpose of issuing its partner interests and using the proceeds thereof to purchase certain debt securities of the Company. The proceeds of the Series A Preferred Securities will be used by
Illinois Power Capital to purchase the Company's   % Subordinated Deferrable
Interest Debentures, Series A (the "Series A Subordinated Debentures"). The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner interests in Illinois Power Capital.

    Holders of the Series A Preferred Securities will be entitled to receive
cumulative preferential cash distributions at an annual rate of     % of the
liquidation preference of $25 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each
calendar month of each year, commencing         , 1994 ("dividends"). The
payment of dividends and payments on liquidation of Illinois Power Capital or the redemption of Series A Preferred Securities, to the extent that Illinois Power Capital has sufficient cash on hand to permit such payments and funds legally available therefor, are guaranteed by the Company to the extent set forth herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. If the Company fails to make interest payments on the Series A Subordinated Debentures purchased by Illinois Power Capital with the proceeds of this offering, Illinois Power Capital will have insufficient funds to pay dividends on the Series A Preferred Securities. The Guarantee does not provide for payment by the Company directly of dividends for which Illinois Power Capital does not have sufficient funds available. In such event, the remedy of a holder of Series A Preferred Securities is to enforce Illinois Power Capital's rights under the Series A Subordinated Debentures purchased by Illinois Power Capital from the Company.

    The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company, and the Company's obligations under the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the accompanying Prospectus) of the Company. At June 30, 1994, Senior Indebtedness of the Company aggregated approximately $2.2 billion.

    The Series A Preferred Securities are redeemable at the option of Illinois
Power Capital, in whole or in part, from time to time, on or after         ,
1999, at $25 per Series A Preferred Security plus any accumulated and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"), and will be redeemed at such price from the proceeds of any repayment or redemption of the Series A Subordinated Debentures. See "Description of Series A Preferred Securities -- Optional Redemption" and "-- Mandatory Redemption." In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of the Company, in its capacity as the general partner of Illinois Power Capital (the "General Partner"), or the General Partner may dissolve Illinois Power Capital and cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in Illinois Power Capital. See "Description of Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Subordinated Debentures." If the Series A Subordinated Debentures are so distributed, the Company will use its best efforts to have them listed on the same exchange on which the Series A Preferred Securities are then listed.

    In the event of the dissolution of Illinois Power Capital, the holders of Series A Preferred Securities will be entitled to a liquidation preference for each Series A Preferred Security of $25 plus any accumulated and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of Series A Preferred Securities -- Liquidation Distribution Upon Dissolution."

    SEE "CERTAIN INVESTMENT CONSIDERATIONS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD DURING WHICH AND CIRCUMSTANCES UNDER WHICH PAYMENT OF DIVIDENDS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED.

    Application will be made to list the Series A Preferred Securities on the New York Stock Exchange.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                    INITIAL PUBLIC    UNDERWRITING     PROCEEDS TO ILLINOIS POWER
                                                                    OFFERING PRICE    COMMISSION(1)          CAPITAL(2)(3)
                                                                    --------------    -------------    --------------------------
Per Series A Preferred Security..................................      $                   (2)                  $
Total............................................................      $                   (2)                  $

- ------------------

(1) Illinois Power Capital and the Company have agreed to indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) As the proceeds of the sale of the Series A Preferred Securities will be loaned to the Company, the Company has agreed in the Underwriting Agreement
    to pay to the Underwriters $    per Series A Preferred Security (or $    in
    the aggregate); provided that such payment will be $ per Series A Preferred Security sold to certain institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of Underwriters' compensation will be less than the amount specified in the preceding sentence and the Proceeds to Illinois Power Capital will be greater than the amount set forth in the table above. See "Underwriting."

(3) Expenses of the offering which are payable by the Company are estimated to
    be $        .
                         ------------------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of certificates for the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository
Trust Company on or about         , 1994.
- ------------------

    * An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
                              GOLDMAN, SACHS & CO.

           The date of this Prospectus Supplement is         , 1994.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                       CERTAIN INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. Capitalized terms used and not otherwise defined in this Prospectus Supplement shall have the meanings ascribed thereto in the accompanying Prospectus.

     SUBORDINATION OF GUARANTEE AND SERIES A SUBORDINATED DEBENTURES. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company. The obligations of the Company under the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. At June 30, 1994, Senior Indebtedness of the Company aggregated approximately $2.2 billion. There are no terms in the Series A Preferred Securities, the Series A Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. The Company has the right under the Indenture to extend the interest payment period from time to time on the Series A Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Illinois Power Capital during any such extended interest payment period. In the event that the Company exercises this right, the Company may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock until the deferred interest on the Series A Subordinated Debentures is paid in full. Prior to the termination of any such extension period, the Company may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, the Company may select a new extension period, subject to the above requirements. The Company has no current intention of extending the interest payment period on the Series A Subordinated Debentures since it desires to continue the declaration and payment of dividends on its capital stock. See "Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an extended interest payment period occur, Illinois Power Capital will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from Illinois Power Capital related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period."

     SPECIAL EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Special Event (as defined herein), the General Partner will elect to either (i) redeem the Series A Preferred Securities in whole or (ii) dissolve Illinois Power Capital and cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in Illinois Power Capital. The Series A Subordinated Debentures will initially be issued at face value as a Global Security (as defined herein) and will be limited in aggregate principal amount to approximately $ million, such amount being the sum of the aggregate liquidation preference of the Series A Preferred Securities and the General Partnership Payment (as defined herein). In the case of a Tax Event (as defined herein), the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Subordinated Debentures -- General."

     Under current United States federal income tax law, the distribution of Series A Subordinated Debentures in connection with the dissolution of Illinois Power Capital would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution of Illinois Power Capital and the distribution of Series A Subordinated Debentures in connection with the dissolution of Illinois Power Capital could be a taxable event to holders of the Series A Preferred Securities. In the judgment of tax counsel to the Company and Illinois Power Capital, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of Illinois Power Capital in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however. See "United States Taxation
- -- Receipt of Series A Subordinated Debentures Upon Dissolution of Illinois Power Capital."

                             ILLINOIS POWER COMPANY

     The Company was incorporated under the laws of the State of Illinois on May 25, 1923. Effective May 27, 1994, the Company became a subsidiary of Illinova Corporation, an exempt holding company under the Public Utility Holding Company Act of 1935, as amended, pursuant to a merger in which each outstanding share of the Company's Common Stock was converted into one share of common stock of Illinova Corporation. The Company is engaged in the generation, transmission, distribution and sale of electric energy and the distribution and sale of natural gas in the State of Illinois. Its service area is a widely diversified industrial and agricultural area comprising approximately 15,000 square miles in northern, central and southern Illinois. Electric service is provided at retail to 309 incorporated municipalities, adjacent suburban and rural areas and numerous unincorporated municipalities having an aggregate population of approximately 1,283,000. Gas service is provided to 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated municipalities having an aggregate population of approximately 935,000. The larger cities served include Decatur, East St. Louis (gas only), Champaign, Danville, Belleville, Granite City, Bloomington (electric only), Galesburg, Urbana and Normal (electric only). The executive offices of the Company are located at 500 South 27th Street, Decatur, Illinois 62525, and the Company's telephone number is (217) 424-6600.

                             ILLINOIS POWER CAPITAL

     Illinois Power Capital is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). Illinois Power Capital exists for the sole purpose of issuing its partner interests, including the Series A Preferred Securities, and using the proceeds thereof to purchase certain debt securities of the Company, including the Series A Subordinated Debentures. The Company is the sole general partner (the "General Partner") of Illinois Power Capital and will manage all of the business and affairs of Illinois Power Capital. Holders of Series A Preferred Securities will be limited partners of Illinois Power Capital. The Company, as the General Partner of Illinois Power Capital, will make capital contributions to Illinois Power Capital from time to time to the extent required so that the total contributions made by the General Partner shall at all times be at least equal to 3% of the total contributions made by all partners. The rights and obligations of the General Partner and the limited partners of Illinois Power Capital will be governed by the Partnership Act and by an Amended and Restated Agreement of Limited Partnership of Illinois Power Capital (the "Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

                                USE OF PROCEEDS

     The proceeds to be received by Illinois Power Capital from the sale of the Series A Preferred Securities will be used to purchase Series A Subordinated Debentures of the Company and will be applied by the Company to the payment or provision for payment at maturity, the purchase or the redemption of outstanding securities of the Company and for general corporate purposes.

                  SUMMARY FINANCIAL INFORMATION OF THE COMPANY
                (THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                                                               12 MONTHS
                                             YEAR ENDED DECEMBER 31,                             ENDED
                          --------------------------------------------------------------     JUNE 30, 1994
                             1989         1990         1991         1992       1993(A)     (UNAUDITED)(A)(B)
                          ----------   ----------   ----------   ----------   ----------   -----------------
INCOME STATEMENT DATA:
  Operating Revenues..... $1,393,778   $1,469,480   $1,474,905   $1,479,449   $1,581,190      $ 1,628,094
  Net Income.............   (288,432)     (78,484)     109,244      122,088      (56,038)         (42,031)
  Preferred Dividend
    Requirements.........     37,365       36,839       30,866       28,854       26,123           24,283
  Net Income Applicable
    to Common Stock......   (325,797)    (115,323)      78,378       93,234      (82,161)         (66,314)
  Earnings Per Share of
    Common Stock.........      (4.34)       (1.53)        1.04         1.23        (1.08)           (0.91)
  Ratio of Earnings to
    Fixed Charges(c).....      (0.52)(d)     0.70(d)      1.85         2.02         0.80(d)          0.93(d)
  Ratio of Earnings to
    Combined Fixed
    Charges and Preferred
    Stock Dividend
    Requirements(c)......      (0.45)(e)     0.60(e)      1.48         1.61         0.70(e)          0.82(e)

                                                                                   AMOUNT     PERCENTAGE
                                                                                 ----------   ----------
CAPITALIZATION AT JUNE 30, 1994:
  Long-Term Debt...............................................................  $1,868,191       52.2%
  Preferred Stock (not subject to mandatory redemption)........................     303,705        8.5
  Preferred Stock (subject to mandatory redemption)............................      36,000        1.0
  Common Stock Equity..........................................................   1,368,858       38.3
                                                                                 ----------   ----------
      Total Capitalization.....................................................  $3,576,754      100.0%
                                                                                  =========   =========

- ---------------
(a) Subsequent to the Company's merger with Illinova Corporation, net assets of Illinova Generating Company (formerly IP Group, Inc.) were transferred in the form of a dividend from the Company to Illinova Corporation. The income statement data contained herein has been restated to reflect the financial results of the Company's current operations.

(b) In the opinion of the Company, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited twelve-month period ended June 30, 1994, have been made.

(c) Earnings used in the calculation of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividend requirements include the allowance for funds used during construction and the deferred financing costs associated with the Company's Clinton Power Station, and are before deduction of income taxes and fixed charges. Fixed charges include interest on long-term debt, related amortization of debt discount, premium, and expense, other interest and that portion of rent expense which is estimated to be representative of the interest component. Preferred stock dividend requirements have been increased to an amount representing the pre-tax earnings required to cover such dividend requirements.

(d) The ratios of earnings to fixed charges for the twelve months ended June 30, 1994 and for the years ended December 31, 1993, 1990 and 1989 of 0.93, 0.80,
    0.70 and (0.52), respectively, indicate that earnings were inadequate to cover fixed charges. The dollar amounts of the coverage deficiency for the twelve months ended June 30, 1994, and for the years ended 1993, 1990 and 1989 were approximately $13 million, $37 million, $68 million and $375 million, respectively. Excluding the loss on disallowed plant costs of $200 million, net of income taxes, recorded in the third quarter of 1993, the ratio of earnings to fixed charges would have been 2.42 for the twelve months ended June 30, 1994 and 2.25 for the year ended 1993. Excluding the loss on disallowed plant costs of $137 million, net of income taxes, recorded in the fourth quarter of 1990, the ratio of earnings to fixed charges would have been 1.41 for the year ended 1990. Excluding the loss on disallowed plant costs of $346 million, net of income taxes, recorded in the first quarter of 1989, the ratio of earnings to fixed charges would have been 1.31 for the year ended 1989.

(e) The ratios of earnings to combined fixed charges and preferred stock dividend requirements for the twelve months ended June 30, 1994 and for the years ended December 31, 1993, 1990 and 1989 of 0.82, 0.70, 0.60 and (0.45),
    respectively, indicate that earnings were inadequate to cover combined fixed charges and preferred stock dividend requirements. The dollar amounts of the coverage deficiency for the twelve months ended June 30, 1994, and for the years ended 1993, 1990 and 1989 were approximately $38 million, $63 million, $105 million and $412 million, respectively. Excluding the loss on disallowed plant costs of $200 million, net of income taxes, recorded in the third quarter of 1993, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.98 for the twelve months ended June 30, 1994 and 1.83 for the year ended 1993. Excluding the loss on disallowed plant costs of $137 million, net of income taxes, recorded in the fourth quarter of 1990, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.09 for the year ended 1990. Excluding the loss on disallowed plant costs of $346 million, net of income taxes, recorded in the first quarter of 1989, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.06 for the year ended 1989.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in Illinois Power Capital, other than the Series A Preferred Securities offered hereby, are owned by the General Partner. The Partnership Agreement authorizes and creates the Series A Preferred Securities, which represent limited partner interests in Illinois Power Capital (the "Preferred Securities"). Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in Illinois Power Capital. The Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of Illinois Power Capital, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by Illinois Power Capital. The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Partnership Agreement and the Partnership Act.

DIVIDENDS

     The dividends payable on each Series A Preferred Security will be fixed at
a rate per annum of      % of the liquidation preference of $25 per Preferred
Security. Dividends in arrears for more than one month will bear interest
thereon at the rate per annum of      % thereof. The term "dividends" as used
herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears,
on the last day of each calendar month of each year, commencing        , 1994,
when, as and if available and determined to be so payable by the General Partner, except as otherwise described below. The Company has the right under the Indenture to extend the interest payment period from time to time on the Series A Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest) by Illinois Power Capital during any such extended interest payment period. In the event that the Company exercises this right, the Company may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, the Company may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, the Company may select a new extension period, subject to the above requirements. See "Description of the Series A Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that Illinois Power Capital has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that Illinois Power Capital's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Subordinated Debentures in which Illinois Power Capital will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partner's capital contribution. See "Description of the Series A Subordinated Debentures." The payment of dividends, out of moneys held by Illinois Power Capital, are guaranteed by the Company as set forth under "Description of the Guarantee" in the accompanying Prospectus.

     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Illinois Power Capital on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Partnership Agreement, each such payment will be made as described under

"Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CERTAIN RESTRICTIONS ON ILLINOIS POWER CAPITAL

     If dividends have not been paid in full on the Series A Preferred Securities, Illinois Power Capital shall not:

          (i) pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amount of any dividends declared on any other series of Preferred Securities is paid on such other series of Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such other series of Preferred Securities, so that

             (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

             (y) the aggregate of all accumulated and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accumulated and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accumulated and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of Illinois
Power Capital, in whole or in part, from time to time, on or after             ,
1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, Illinois Power Capital may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event or an Investment Company Event (each, as defined below, and, each, a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Special Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on Illinois Power Capital or the

General Partner, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve Illinois Power Capital and, after satisfaction of liabilities of creditors as required by the Partnership Act, cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in Illinois Power Capital, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the
generally accepted position on        , 1994, which amendment or change is
effective or such interpretation or pronouncement is announced on or after
       , 1994, there is more than an insubstantial risk that (i) Illinois Power Capital is subject to federal income tax with respect to interest received on the Series A Subordinated Debentures, (ii) interest payable to Illinois Power Capital on the Series A Subordinated Debentures will not be deductible for federal income tax purposes or (iii) Illinois Power Capital is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that Illinois Power Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940
Act"), which Change in 1940 Act Law becomes effective on or after        , 1994;
provided, that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (x) of accrued and unpaid dividends (whether or not determined to be paid out of moneys legally available therefor) on the Series A Preferred Securities and (y) of the full amount of the Liquidation Distribution (as hereinafter defined) on the Series A Preferred Securities upon a liquidation of Illinois Power Capital (regardless of the amount of assets of Illinois Power Capital otherwise available for distribution in such liquidation) to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, Illinois Power Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act.

     After the date fixed for any distribution of Series A Subordinated Debentures, upon dissolution of Illinois Power Capital, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of such Series A Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

MANDATORY REDEMPTION

     Upon the repayment of the Series A Subordinated Debentures at maturity, the proceeds from such repayment will be applied to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

     Illinois Power Capital may not redeem fewer than all the outstanding Series A Preferred Securities unless all accumulated and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If Illinois Power Capital gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, Illinois Power Capital will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Illinois Power Capital or by the Company pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of Illinois Power Capital, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of Illinois Power Capital available for distribution to partners, after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the liquidation preference of $25 per Series A Preferred Security and all accumulated and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Series A Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Illinois Power Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by Illinois Power Capital on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

          (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Partnership Agreement, Illinois Power Capital shall be dissolved and its affairs shall be wound up: (i) upon the expiration of the term of Illinois Power Capital on December 31, 2047, (ii) upon the bankruptcy or withdrawal of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in Illinois Power Capital when the assignee is not admitted to Illinois Power Capital as a general partner of Illinois Power Capital in accordance with the Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of Illinois Power Capital under the Partnership Act, unless the business of Illinois Power Capital is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of a judicial dissolution or (vi) upon the written consent of all partners of Illinois Power Capital.

MERGER, CONSOLIDATION OR AMALGAMATION OF ILLINOIS POWER CAPITAL

     Illinois Power Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. Illinois Power Capital may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited liability company, a limited partnership or a trust organized as such under the laws of any state of the United States; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of Illinois Power Capital under the Series A Preferred Securities or
(y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends or in the assets of Illinois Power Capital, (ii) the Company expressly acknowledges such successor entity as the holder of the Series A Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or cause any Successor Securities to be rated lower than the Series A Preferred Securities immediately prior to such merger, consolidation, amalgamation or replacement,
(v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities in any material respect, (vi) such successor entity has a purpose substantially identical to that of Illinois Power Capital and (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to Illinois Power Capital experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities.

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) Illinois Power Capital fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Subordinated Debentures; or (iii) the Company is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of the Company" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of Illinois Power Capital and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the majority vote of such holders to appoint and authorize a Special Representative to enforce Illinois Power Capital's creditor rights under the Series A Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities. The Special Representative shall not be admitted as a partner in Illinois Power Capital or otherwise be deemed to be a partner in Illinois Power Capital and shall have no liability for the debts, obligations or liabilities of Illinois Power Capital. For purposes of determining whether Illinois Power Capital has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of Illinois Power Capital and the limited partners if Illinois Power Capital (or the Company pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and the General Partner shall continue the business of Illinois Power Capital without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Subordinated Debentures -- Option to Extend Interest Payment Period."

     If any proposed amendment to the Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in Illinois Power Capital ranking, as to participation in the profits and dividends or in the assets of Illinois Power Capital, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of Illinois Power Capital, other than (x) in connection with the distribution of Series A Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of Illinois Power Capital" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of Illinois Power Capital is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of the Company.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further limited partner interests of Illinois Power Capital ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and dividends or in the assets of Illinois Power Capital. Holders of Series A Preferred Securities have no preemptive rights.

     So long as any Series A Subordinated Debentures are held by Illinois Power Capital, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under Section 6.06 of the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Subordinated Debentures.

     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in Illinois Power Capital or pursuant to written consent. Illinois Power Capital will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for Illinois Power Capital to redeem and cancel Series A Preferred Securities in accordance with the Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by the Company or any entity owned more than 50% by the Company, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Illinois Power Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, Illinois Power Capital or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Illinois Power Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to Illinois Power Capital. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, Illinois Power Capital (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Illinois Power Capital believes to be reliable, but Illinois Power Capital takes no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     The Company will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Illinois Power Capital, but upon payment (with the giving of such indemnity as Illinois Power Capital or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

     Illinois Power Capital will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

     Application will be made to list the Series A Preferred Securities on the New York Stock Exchange.

     The General Partner is authorized and directed to conduct its affairs and to operate Illinois Power Capital in such a way that (i) Illinois Power Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act, (ii) Illinois Power Capital will be taxed as a partnership for federal income tax purposes and (iii) the Series A Subordinated Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

              DESCRIPTION OF THE SERIES A SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Series A Subordinated Debentures in which Illinois Power Capital will invest with the proceeds of the issuance and sale of (i) the Series A Preferred Securities and
(ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debentures." The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture between the Company and The First National Bank of Chicago, as Trustee, as supplemented by a First Supplemental Indenture (the Indenture, as so supplemented, is hereinafter referred to as the "Indenture").

     Under certain circumstances involving the dissolution of Illinois Power Capital following the occurrence of a Special Event, Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of Illinois Power Capital. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution."

GENERAL

     The Series A Subordinated Debentures will be issued as a series of Subordinated Debentures under the Indenture. The Series A Subordinated Debentures will be limited in aggregate principal amount to approximately
$      million, such amount being the sum of the aggregate liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon,
including Additional Interest (as hereinafter defined), if any, on       , 2043.

     The Series A Subordinated Debentures if distributed to holders of Series A Preferred Securities upon the dissolution of Illinois Power Capital will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Subordinated Debentures are issued in certificated form, such Series A Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable and the Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     If the Series A Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of Illinois Power Capital, the Company will use its best efforts to list the Series A Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.

MANDATORY PREPAYMENT

     If Illinois Power Capital redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Subordinated Debentures will become due and payable in a principal amount equal to the aggregate liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

OPTIONAL REDEMPTION

     If there shall be no Series A Preferred Securities outstanding, the Company shall have the right to redeem the Series A Subordinated Debentures, in whole or
in part, from time to time, on or after                , 1999, upon not less
than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

INTEREST

     Each Series A Subordinated Debenture will bear interest at the rate of
     % per annum from the original date of issuance until the principal of such Series A Debenture becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable monthly in arrears on the last day of each calendar month of each year (each, an
"Interest Payment Date"), commencing                , 1994, to the person in
whose name such Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Subordinated Debentures shall not continue to remain in book-entry-only form, the Company shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month on the basis of actual days elapsed in such period. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company is not in default in the payment of interest on any series of Subordinated Debentures issued under the Indenture, the Company shall have the right at any time during the term of the Series A Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than payments on the Guarantee); and provided further that any such extended interest payment period may only be selected with respect to the Series A Subordinated Debentures if an extended interest payment period of identical length is simultaneously selected for all Subordinated Debentures then outstanding under the Indenture. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     If Illinois Power Capital shall be the sole holder of the Series A Subordinated Debentures, the Company shall give Illinois Power Capital notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the next succeeding date on which the dividends on the Series A Preferred Securities are payable or (ii) the date Illinois Power Capital is required to give notice to the New York

Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. The Company shall cause Illinois Power Capital to give notice of the Company's selection of such Extension Period to the holders of the Series A Preferred Securities. If Illinois Power Capital shall not be the sole holder of the Series A Subordinated Debentures, the Company shall give the holders of the Series A Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization, or to holders of the Series A Subordinated Debentures, of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

     So long as any Subordinated Debentures remain outstanding, if at any time Illinois Power Capital shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then the Company will pay as interest to Illinois Power Capital as the holder of the Series A Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if Illinois Power Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by Illinois Power Capital after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts Illinois Power Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

     In the case any Event of Default (as defined in the Indenture) shall occur and be continuing, Illinois Power Capital will have the right to declare the principal of and the interest on the Series A Subordinated Debentures (including any Additional Interest) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

     If (i) Illinois Power Capital fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Subordinated Debentures; or (iii) the Company is in default on any of its payment or other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities
- -- Voting Rights," including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise Illinois Power Capital's right to accelerate the principal amount of the Series A Subordinated Debentures and to enforce Illinois Power Capital's other creditor rights under the Series A Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of Illinois Power Capital as a result of the occurrence of a Special Event, the Series A Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of a nominee of DTC. Except under the limited circumstances described below, Series A Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     THE DEPOSITORY. DTC will act as security depository for the Series A Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities
- -- Book-Entry-Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither the Company, the Trustee, any paying agent nor any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or
(iii) there shall have occurred an Event of Default with respect to such Series A Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Subordinated Debentures held by Illinois Power Capital, see "Description of the Series A Preferred Securities -- Voting Rights."

                        EFFECT OF OBLIGATIONS UNDER THE
               SERIES A SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Partnership Agreement, the sole purpose of Illinois Power Capital is to issue partner interests in Illinois Power Capital, including, without limitation, the Series A Preferred Securities, and to use the proceeds thereof to purchase the Series A Subordinated Debentures or other similar debt securities of the Company.

     As long as payments of interest and other payments are made when due on the Series A Subordinated Debentures, such payments will be sufficient to cover dividends and payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Subordinated Debentures will be equal to the sum of the aggregate liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Partnership Agreement provides that the Company, as General Partner, shall pay for all, and Illinois Power Capital shall not be obligated to pay, directly or indirectly, for any, costs and expenses of Illinois Power Capital; and (iv) the Partnership Agreement further provides that the General Partner shall not cause or permit Illinois Power Capital to, among other things, engage in any activity that is not consistent with the purposes of Illinois Power Capital.

     If the Company fails to make interest or other payments on the Series A Subordinated Debentures when due, the Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may enforce the rights of Illinois Power Capital under the Series A Subordinated Debentures through the appointment of a Special Representative. Payments of dividends and other payments due on the Series A Preferred Securities out of moneys held by Illinois Power Capital are guaranteed by the Company to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Partnership Agreement also provides, and the Company, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if the Company is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Illinois Power Capital or any other person or entity.

     The Company and Illinois Power Capital believe that the above mechanisms and obligations, taken together, are substantially equivalent to a full and unconditional guarantee by the Company of payments due on the Series A Preferred Securities.

                             UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Schiff Hardin & Waite, tax counsel to the Company and Illinois Power Capital, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

     In the opinion of Schiff Hardin & Waite, Illinois Power Capital will be treated as a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income such holder's distributive share of the net income of Illinois Power Capital. Such income will not exceed dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period." No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale (including a redemption for cash) of Series A Preferred Securities in an amount equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A SUBORDINATED DEBENTURES UPON DISSOLUTION OF ILLINOIS POWER CAPITAL

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution," Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in connection with the dissolution of Illinois Power Capital. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Subordinated Debentures so received in connection with the dissolution of Illinois Power Capital would include the period for which the Series A Preferred Securities were held by such holder. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution of Illinois Power Capital and the distribution of Series A Subordinated Debentures in connection with the dissolution of Illinois Power Capital could be a taxable event to holders of the Series A Preferred Securities. In the judgment of tax counsel to the Company and Illinois Power Capital, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of Illinois Power Capital in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however.

ILLINOIS POWER CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

     The General Partner will furnish each Series A Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. The General Partner is required to furnish such schedules as soon as practicable following the end of the year, but in any event prior to March 31.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to Illinois Power Capital (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Illinois Power Capital. The nominee is required to supply the beneficial owners of Series A Preferred Securities with the information furnished to Illinois Power Capital.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the terms of the Indenture, the Company has the right to extend from time to time the interest payment period on the Series A Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the Company exercises this right, the Company may not, among other things, declare or pay dividends on any of its capital stock. The Company has no current intention of extending the interest payment period on the Series A Subordinated Debentures since it desires to continue the declaration and payment of dividends on its capital stock. In the event that the interest payment period is extended, Illinois Power Capital will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period pursuant to the Code and Treasury Regulation provisions applicable to original issue discount.

     Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in gross income but will not receive any cash related thereto from Illinois Power Capital. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received from Illinois Power Capital. The subsequent receipt of such cash will not be includible in gross income.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership, estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding, and assuming satisfaction by the Company of its withholding tax obligations, if any:

          (i) Payments by Illinois Power Capital or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of the Company, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to the Company or Illinois Power Capital through stock ownership, and (c) either: (x) the beneficial owner of the Series A Preferred Security certifies to Illinois Power Capital or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to Illinois Power Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Illinois Power Capital or its agent with a copy thereof; and

          (ii) a United States Alien Holder of a Series A Preferred Security will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments of the proceeds of the sale of Series A Preferred Securities within the United States to noncorporate United States holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, Illinois Power Capital has agreed to sell to each of the several Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co. and are acting as Representatives, has severally agreed to purchase from Illinois Power Capital the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                      NUMBER OF
                                                                      SERIES A
                                                                      PREFERRED
                               UNDERWRITER                           SECURITIES
          -----------------------------------------------------     -------------
          Goldman, Sachs & Co. ................................
                                                                    -------------
                    Total......................................
                                                                    =============

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $          per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $          per Series A Preferred Security to certain brokers
and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     As the proceeds of the sale of the Series A Preferred Securities will be loaned to the Company, the Company has agreed in the Underwriting Agreement to
pay to the Underwriters $       per Series A Preferred Security ($       per
Series A Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

     The Company and Illinois Power Capital have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date, after the closing date, on which the distribution of the Series A Preferred Securities ceases, as determined by the Underwriters, or (ii) 30 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partner interests of Illinois Power Capital, or any preferred stock or any other securities of Illinois Power Capital or the Company which are substantially similar to the Series A Preferred Securities, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partner interests, preferred stock or such substantially similar securities of either Illinois Power Capital or the Company without the prior written consent of the Underwriters.

     Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

     Illinois Power Capital and the Company have agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, the Company and its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for the Company and Illinois Power Capital by Schiff Hardin & Waite, Chicago, Illinois, and for the Underwriters by Reid & Priest, New York, New York. Certain matters of Delaware law relating to the validity of the Series A Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and Illinois Power Capital. Schiff Hardin & Waite and Reid & Priest may rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law, Schiff Hardin & Waite may rely on the opinion of Reid & Priest as to all matters of New York law, and Reid & Priest may rely on the opinion of Schiff Hardin & Waite as to all matters of Illinois law.

- ------------------------------------------------------
- ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Certain Investment Considerations....    S-3
Illinois Power Company...............    S-4
Illinois Power Capital...............    S-4
Use of Proceeds......................    S-4
Summary Financial Information of
  the Company........................    S-5
Description of the Series A Preferred
  Securities.........................    S-7
Description of the Series A
  Subordinated Debentures............   S-16
Effect of Obligations under the
  Series A Subordinated Debentures
  and the Guarantee..................   S-20
United States Taxation...............   S-20
Underwriting.........................   S-24
Legal Opinions.......................   S-25
             PROSPECTUS
Available Information................      2
Incorporation of Certain Documents by
  Reference..........................      2
Illinois Power Company...............      3
Illinois Power Capital...............      3
Use of Proceeds......................      3
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividend Requirements..............      4
Description of the Preferred
  Securities.........................      5
Description of the Guarantee.........      5
Description of the Subordinated
  Debentures.........................      7
Plan of Distribution.................     12
Legal Opinions.......................     13
Experts..............................     13

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              PREFERRED SECURITIES

                                 ILLINOIS POWER
                                    CAPITAL

                            GUARANTEED TO THE EXTENT
                             ILLINOIS POWER CAPITAL
                                HAS FUNDS AS SET
                                FORTH HEREIN BY

                                   [IP LOGO]

                             ILLINOIS POWER COMPANY

                                     % CUMULATIVE
                            MONTHLY INCOME PREFERRED
                              SECURITIES, SERIES A

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              GOLDMAN, SACHS & CO.
                      REPRESENTATIVES OF THE UNDERWRITERS

- ------------------------------------------------------
- ------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 1994
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST   , 1994

                              PREFERRED SECURITIES
                             ILLINOIS POWER CAPITAL
CUMULATIVE ADJUSTABLE RATE MONTHLY INCOME PREFERRED SECURITIES ("MIPS"*), SERIES
                                       A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                GUARANTEED TO THE EXTENT ILLINOIS POWER CAPITAL
                        HAS FUNDS AS SET FORTH HEREIN BY
                             ILLINOIS POWER COMPANY
                         ------------------------------

    The Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by Illinois Power Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("Illinois Power Capital"). All of the general partner interests in Illinois Power Capital are owned by Illinois Power Company, an Illinois corporation (the "Company"). Illinois Power Capital exists for the sole purpose of issuing its partner interests and using the proceeds thereof to purchase certain debt securities of the Company. The proceeds of the Series A Preferred Securities will be used by Illinois Power Capital to purchase the Company's Adjustable Rate Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures"). The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner interests in Illinois Power Capital.

    Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year,
commencing         , 1994 ("dividends"). The dividend rate will be adjusted
quarterly. The rate for the initial period from the date of initial issuance to
        , 1994 will be   % per annum, which is equivalent to $      per Series A
Preferred Security per annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" from time to time in effect.
The Applicable Rate for any quarter will be equal to   % of the highest of the
"Treasury Bill Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such quarter. The Applicable
Rate for any quarter will not be less than   % per annum nor greater than   %
per annum. See "Description of the Series A Preferred Securities -- Dividends."

    The payment of dividends and payments on liquidation of Illinois Power Capital or the redemption of Series A Preferred Securities, to the extent that Illinois Power Capital has sufficient cash on hand to permit such payments and funds legally available therefor, are guaranteed by the Company to the extent set forth herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. If the Company fails to make interest payments on the Series A Subordinated Debentures purchased by Illinois Power Capital with the proceeds of this offering, Illinois Power Capital will have insufficient funds to pay dividends on the Series A Preferred Securities. The Guarantee does not provide for payment by the Company directly of dividends for which Illinois Power Capital does not have sufficient funds available. In such event, the remedy of a holder of Series A Preferred Securities is to enforce Illinois Power Capital's rights under the Series A Subordinated Debentures purchased by Illinois Power Capital from the Company.

    The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company, and the Company's obligations under the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the accompanying Prospectus) of the Company. At June 30, 1994, Senior Indebtedness of the Company aggregated approximately $2.2 billion.

    The Series A Preferred Securities are redeemable at the option of Illinois
Power Capital, in whole or in part, from time to time, on or after         ,
1999, at $25 per Series A Preferred Security plus any accumulated and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"), and will be redeemed at such price from the proceeds of any repayment or redemption of the Series A Subordinated Debentures. See "Description of Series A Preferred Securities -- Optional Redemption" and "-- Mandatory Redemption." In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of the Company, in its capacity as the general partner of Illinois Power Capital (the "General Partner"), or the General Partner may dissolve Illinois Power Capital and cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in Illinois Power Capital. See "Description of Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Subordinated Debentures." If the Series A Subordinated Debentures are so distributed, the Company will use its best efforts to have them listed on the same exchange on which the Series A Preferred Securities are then listed.

    In the event of the dissolution of Illinois Power Capital, the holders of Series A Preferred Securities will be entitled to a liquidation preference for each Series A Preferred Security of $25 plus any accumulated and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of Series A Preferred Securities -- Liquidation Distribution Upon Dissolution."

    SEE "CERTAIN INVESTMENT CONSIDERATIONS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD DURING WHICH AND CIRCUMSTANCES UNDER WHICH PAYMENT OF DIVIDENDS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED.

    Application will be made to list the Series A Preferred Securities on the New York Stock Exchange.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
     WHICH IT RELATES.               ANY REPRESENTATION TO THE CONTRARY
       IS A CRIMINAL OFFENSE.

                                                                    INITIAL PUBLIC    UNDERWRITING     PROCEEDS TO ILLINOIS POWER
                                                                    OFFERING PRICE    COMMISSION(1)          CAPITAL(2)(3)
                                                                    --------------    -------------    --------------------------
Per Series A Preferred Security..................................      $                   (2)                  $
Total............................................................      $                   (2)                  $

- ------------------

(1) Illinois Power Capital and the Company have agreed to indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) As the proceeds of the sale of the Series A Preferred Securities will be loaned to the Company, the Company has agreed in the Underwriting Agreement
    to pay to the Underwriters $    per Series A Preferred Security (or $    in
    the aggregate); provided that such payment will be $ per Series A Preferred Security sold to certain institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of Underwriters' compensation will be less than the amount specified in the preceding sentence and the Proceeds to Illinois Power Capital will be greater than the amount set forth in the table above. See "Underwriting."

(3) Expenses of the offering which are payable by the Company are estimated to
    be $        .
                         ------------------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of certificates for the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository
Trust Company on or about         , 1994.
- ------------------
    * An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
                              GOLDMAN, SACHS & CO.

           The date of this Prospectus Supplement is         , 1994.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                       CERTAIN INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. Capitalized terms used and not otherwise defined in this Prospectus Supplement shall have the meanings ascribed thereto in the accompanying Prospectus.

     SUBORDINATION OF GUARANTEE AND SERIES A SUBORDINATED DEBENTURES. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company. The obligations of the Company under the Series A Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. At June 30, 1994, Senior Indebtedness of the Company aggregated approximately $2.2 billion. There are no terms in the Series A Preferred Securities, the Series A Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD. The Company has the right under the Indenture to extend the interest payment period from time to time on the Series A Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Illinois Power Capital during any such extended interest payment period. In the event that the Company exercises this right, the Company may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock until the deferred interest on the Series A Subordinated Debentures is paid in full. Prior to the termination of any such extension period, the Company may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, the Company may select a new extension period, subject to the above requirements. The Company has no current intention of extending the interest payment period on the Series A Subordinated Debentures since it desires to continue the declaration and payment of dividends on its capital stock. See "Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an extended interest payment period occur, Illinois Power Capital will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from Illinois Power Capital related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period."

     SPECIAL EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Special Event (as defined herein), the General Partner will elect to either (i) redeem the Series A Preferred Securities in whole or (ii) dissolve Illinois Power Capital and cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in Illinois Power Capital. The Series A Subordinated Debentures will initially be issued at face value as a Global Security (as defined herein) and will be limited in aggregate principal amount to approximately $ million, such amount being the sum of the aggregate liquidation preference of the Series A Preferred Securities and the General Partnership Payment (as defined herein). In the case of a Tax Event (as defined herein), the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Subordinated Debentures -- General."

     Under current United States federal income tax law, the distribution of Series A Subordinated Debentures in connection with the dissolution of Illinois Power Capital would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution of Illinois Power Capital and the distribution of Series A Subordinated Debentures in connection with the dissolution of Illinois Power Capital could be a taxable event to holders of the Series A Preferred Securities. In the judgment of tax counsel to the Company and Illinois Power Capital, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of Illinois Power Capital in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however. See "United States Taxation
- -- Receipt of Series A Subordinated Debentures Upon Dissolution of Illinois Power Capital."

                             ILLINOIS POWER COMPANY

     The Company was incorporated under the laws of the State of Illinois on May 25, 1923. Effective May 27, 1994, the Company became a subsidiary of Illinova Corporation, an exempt holding company under the Public Utility Holding Company Act of 1935, as amended, pursuant to a merger in which each outstanding share of the Company's Common Stock was converted into one share of common stock of Illinova Corporation. The Company is engaged in the generation, transmission, distribution and sale of electric energy and the distribution and sale of natural gas in the State of Illinois. Its service area is a widely diversified industrial and agricultural area comprising approximately 15,000 square miles in northern, central and southern Illinois. Electric service is provided at retail to 309 incorporated municipalities, adjacent suburban and rural areas and numerous unincorporated municipalities having an aggregate population of approximately 1,283,000. Gas service is provided to 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated municipalities having an aggregate population of approximately 935,000. The larger cities served include Decatur, East St. Louis (gas only), Champaign, Danville, Belleville, Granite City, Bloomington (electric only), Galesburg, Urbana and Normal (electric only). The executive offices of the Company are located at 500 South 27th Street, Decatur, Illinois 62525, and the Company's telephone number is (217) 424-6600.

                             ILLINOIS POWER CAPITAL

     Illinois Power Capital is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). Illinois Power Capital exists for the sole purpose of issuing its partner interests, including the Series A Preferred Securities, and using the proceeds thereof to purchase certain debt securities of the Company, including the Series A Subordinated Debentures. The Company is the sole general partner (the "General Partner") of Illinois Power Capital and will manage all of the business and affairs of Illinois Power Capital. Holders of Series A Preferred Securities will be limited partners of Illinois Power Capital. The Company, as the General Partner of Illinois Power Capital, will make capital contributions to Illinois Power Capital from time to time to the extent required so that the total contributions made by the General Partner shall at all times be at least equal to 3% of the total contributions made by all partners. The rights and obligations of the General Partner and the limited partners of Illinois Power Capital will be governed by the Partnership Act and by an Amended and Restated Agreement of Limited Partnership of Illinois Power Capital (the "Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

                                USE OF PROCEEDS

     The proceeds to be received by Illinois Power Capital from the sale of the Series A Preferred Securities will be used to purchase Series A Subordinated Debentures of the Company and will be applied by the Company to the payment or provision for payment at maturity, the purchase or the redemption of outstanding securities of the Company and for general corporate purposes.

                  SUMMARY FINANCIAL INFORMATION OF THE COMPANY
                (THOUSANDS EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                                                               12 MONTHS
                                             YEAR ENDED DECEMBER 31,                             ENDED
                          --------------------------------------------------------------     JUNE 30, 1994
                             1989         1990         1991         1992       1993(A)     (UNAUDITED)(A)(B)
                          ----------   ----------   ----------   ----------   ----------   -----------------
INCOME STATEMENT DATA:
  Operating Revenues..... $1,393,778     $1,469,480    $1,474,905    $1,479,449    $1,581,190      $ 1,628,094
  Net Income.............   (288,432)       (78,484)      109,244       122,088       (56,038)         (42,031)
  Preferred Dividend
    Requirements.........     37,365         36,839        30,866        28,854        26,123           24,283
  Net Income Applicable
    to Common Stock......   (325,797)      (115,323)       78,378        93,234       (82,161)         (66,314)
  Earnings Per Share of
    Common Stock.........      (4.34)         (1.53)         1.04          1.23         (1.08)           (0.91)
  Ratio of Earnings to
    Fixed Charges(c).....      (0.52)(d)       0.70(d)       1.85          2.02          0.80(d)          0.91(d)
  Ratio of Earnings to
    Combined Fixed
    Charges and Preferred
    Stock Dividend
    Requirements(c)......      (0.45)(e)       0.60(e)       1.48          1.61          0.70(e)          0.82(e)

                                                                                   AMOUNT     PERCENTAGE
                                                                                 ----------   ----------
CAPITALIZATION AT JUNE 30, 1994:
  Long-Term Debt...............................................................  $1,868,191       52.2%
  Preferred Stock (not subject to mandatory redemption)........................     303,705        8.5
  Preferred Stock (subject to mandatory redemption)............................      36,000        1.0
  Common Stock Equity..........................................................   1,368,858       38.3
                                                                                 ----------   ----------
      Total Capitalization.....................................................  $3,576,754      100.0%
                                                                                  =========   =========

- ---------------
(a) Subsequent to the Company's merger with Illinova Corporation, net assets of Illinova Generating Company (formerly IP Group, Inc.) were transferred in the form of a dividend from the Company to Illinova Corporation. The income statement data contained herein has been restated to reflect the financial results of the Company's current operations.

(b) In the opinion of the Company, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited twelve-month period ended June 30, 1994, have been made.

(c) Earnings used in the calculation of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividend requirements include the allowance for funds used during construction and the deferred financing costs associated with the Company's Clinton Power Station, and are before deduction of income taxes and fixed charges. Fixed charges include interest on long-term debt, related amortization of debt discount, premium, and expense, other interest and that portion of rent expense which is estimated to be representative of the interest component. Preferred stock dividend requirements have been increased to an amount representing the pre-tax earnings required to cover such dividend requirements.

(d) The ratios of earnings to fixed charges for the twelve months ended June 30, 1994 and for the years ended December 31, 1993, 1990 and 1989 of 0.93, 0.80,
    0.70 and (0.52), respectively, indicate that earnings were inadequate to cover fixed charges. The dollar amounts of the coverage deficiency for the twelve months ended June 30, 1994, and for the years ended 1993, 1990 and 1989 were approximately $13 million, $37 million, $68 million and $375 million, respectively. Excluding the loss on disallowed plant costs of $200 million, net of income taxes, recorded in the third quarter of 1993, the ratio of earnings to fixed charges would have been 2.42 for the twelve months ended June 30, 1994 and 2.25 for the year ended 1993. Excluding the loss on disallowed plant costs of $137 million, net of income taxes, recorded in the fourth quarter of 1990, the ratio of earnings to fixed charges would have been 1.41 for the year ended 1990. Excluding the loss on disallowed plant costs of $346 million, net of income taxes, recorded in the first quarter of 1989, the ratio of earnings to fixed charges would have been 1.31 for the year ended 1989.

(e) The ratios of earnings to combined fixed charges and preferred stock dividend requirements for the twelve months ended June 30, 1994 and for the years ended December 31, 1993, 1990 and 1989 of 0.82, 0.70, 0.60 and (0.45),
    respectively, indicate that earnings were inadequate to cover combined fixed charges and preferred stock dividend requirements. The dollar amounts of the coverage deficiency for the twelve months ended June 30, 1994, and for the years ended 1993, 1990 and 1989 were approximately $38 million, $63 million, $105 million and $412 million, respectively. Excluding the loss on disallowed plant costs of $200 million, net of income taxes, recorded in the third quarter of 1993, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.98 for the twelve months ended June 30, 1994 and 1.83 for the year ended 1993. Excluding the loss on disallowed plant costs of $137 million, net of income taxes, recorded in the fourth quarter of 1990, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.09 for the year ended 1990. Excluding the loss on disallowed plant costs of $346 million, net of income taxes, recorded in the first quarter of 1989, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.06 for the year ended 1989.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in Illinois Power Capital, other than the Series A Preferred Securities offered hereby, are owned by the General Partner. The Partnership Agreement authorizes and creates the Series A Preferred Securities, which represent limited partner interests in Illinois Power Capital (the "Preferred Securities"). Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in Illinois Power Capital. The Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of Illinois Power Capital, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by Illinois Power Capital. The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Partnership Agreement and the Partnership Act.

DIVIDENDS

     Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance thereof and will be payable monthly in arrears, on the last day of each calendar month of each year, commencing
           , 1994, when, as and if available and determined to be so payable by the Company, as the General Partner, except as otherwise described below. Dividends in arrears for more than one month will bear interest thereon at the rate per annum equal to the dividend rate during the period of arrearage. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     The dividend rate will be adjusted quarterly. The rate for the initial
period from the date of initial issuance to            , 1994 will be   % per
annum, which is equivalent to $       per Series A Preferred Security per annum.
Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" (as defined below) from time to time in effect.

     The Company has the right under the Indenture to extend the interest payment period from time to time on the Series A Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest) by Illinois Power Capital during any such extended interest payment period. In the event that the Company exercises this right, the Company may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, the Company may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, the Company may select a new extension period, subject to the above requirements. See "Description of the Series A Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that Illinois Power Capital has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that Illinois Power Capital's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Subordinated Debentures in which Illinois Power Capital will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partner's capital contribution. See "Description of the Series A Subordinated Debentures." The payment of dividends, out of moneys held by Illinois Power Capital, are guaranteed by the Company as set forth under "Description of the Guarantee" in the accompanying Prospectus.

     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Illinois Power Capital on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     Except as provided below in this paragraph, the "Applicable Rate" for any
quarter (other than the initial period) will be equal to   % of the Effective
Rate (as defined below), but not less than   % per annum nor more than   % per
annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Applicable Rate will be rounded to the nearest five hundredths of a percent. In the event that Illinois Power Capital determines in good faith that for any reason:

          (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

          (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

          (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

     Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason Illinois Power Capital cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rate based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital.

     Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason Illinois Power Capital cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital.

     Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Illinois Power Capital. In the event that Illinois Power Capital determines in good faith that for any reason Illinois Power Capital cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Illinois Power Capital by at least three recognized dealers in U.S. Government securities selected by Illinois Power Capital.

     The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

     The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Illinois Power Capital according to the appropriate method described above. Illinois Power Capital will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to The Depository Trust Company (the "Depository" or "DTC"), New York, New York, the securities depository for the Series A Preferred Securities. See "Book-Entry-Only Issuance
- -- The Depository Trust Company" below.

     As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years.

CERTAIN RESTRICTIONS ON ILLINOIS POWER CAPITAL

     If dividends have not been paid in full on the Series A Preferred Securities, Illinois Power Capital shall not:

          (i) pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amount of any dividends declared on any other series of Preferred Securities is paid on such other series of Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such other series of Preferred Securities, so that

             (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

             (y) the aggregate of all accumulated and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accumulated and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accumulated and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of Illinois
Power Capital, in whole or in part, from time to time, on or after             ,
1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, Illinois Power Capital may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event or an Investment Company Event (each, as defined below, and, each, a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Special Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on Illinois Power Capital or the General Partner, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve Illinois Power Capital and, after satisfaction of liabilities of creditors as required by the Partnership Act, cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of their interests in Illinois Power Capital, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the
generally accepted position on        , 1994, which amendment or change is
effective or such interpretation or pronouncement is announced on or after
       , 1994, there is more than an insubstantial risk that (i) Illinois Power Capital is subject to federal income tax with respect to interest received on the Series A Subordinated Debentures, (ii) interest payable to Illinois Power Capital on the Series A Subordinated Debentures will not be deductible for federal income tax purposes or (iii) Illinois Power Capital is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that Illinois Power Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940
Act"), which Change in 1940 Act Law becomes effective on or after        , 1994;
provided, that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (x) of accrued and unpaid dividends (whether or not determined to be paid out of moneys legally available therefor) on the Series A Preferred Securities and (y) of the full amount of the Liquidation Distribution (as hereinafter defined) on the Series A Preferred Securities upon a liquidation of Illinois Power Capital (regardless of the amount of assets of Illinois Power Capital otherwise available for distribution in such liquidation) to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, Illinois Power Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act.

     After the date fixed for any distribution of Series A Subordinated Debentures, upon dissolution of Illinois Power Capital, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of such Series A Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

MANDATORY REDEMPTION

     Upon the repayment of the Series A Subordinated Debentures at maturity, the proceeds from such repayment will be applied to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

     Illinois Power Capital may not redeem fewer than all the outstanding Series A Preferred Securities unless all accumulated and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If Illinois Power Capital gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, Illinois Power Capital will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Illinois Power Capital or by the Company pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of Illinois Power Capital, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of Illinois Power Capital available for distribution to partners, after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the liquidation preference of $25 per Series A Preferred Security and all accumulated and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Series A Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Illinois Power Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by Illinois Power Capital on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

          (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Partnership Agreement, Illinois Power Capital shall be dissolved and its affairs shall be wound up: (i) upon the expiration of the term of Illinois Power Capital on December 31, 2047, (ii) upon the bankruptcy or withdrawal of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in Illinois Power Capital when the assignee is not admitted to Illinois Power Capital as a general partner of Illinois Power Capital in accordance with the Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of Illinois Power Capital under the Partnership Act, unless the business of Illinois Power Capital is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of a judicial dissolution or (vi) upon the written consent of all partners of Illinois Power Capital.

MERGER, CONSOLIDATION OR AMALGAMATION OF ILLINOIS POWER CAPITAL

     Illinois Power Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. Illinois Power Capital may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership or a trust organized as such under the laws of any state of the United States; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of Illinois Power Capital under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends or in the assets of Illinois Power Capital, (ii) the Company expressly acknowledges such successor entity as the holder of the Series A Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or cause any Successor Securities to be rated lower than the Series A Preferred Securities immediately prior to such merger, consolidation, amalgamation or replacement,
(v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities in any material respect, (vi) such successor entity has a purpose substantially identical to that of Illinois Power Capital and (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to Illinois Power Capital experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities.

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) Illinois Power Capital fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Subordinated Debentures; or (iii) the Company is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of the Company" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of Illinois Power Capital and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the majority vote of such holders to appoint and authorize a Special Representative to enforce Illinois Power Capital's creditor rights under the Series A Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities. The Special Representative shall not be admitted as a partner in Illinois Power Capital or otherwise be deemed to be a partner in Illinois Power Capital and shall have no liability for the debts, obligations or liabilities of Illinois Power Capital. For purposes of determining whether Illinois Power Capital has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of Illinois Power Capital and the limited partners if Illinois Power Capital (or the Company pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and the General Partner shall continue the business of Illinois Power Capital without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Subordinated Debentures -- Option to Extend Interest Payment Period."

     If any proposed amendment to the Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in Illinois Power Capital ranking, as to participation in the profits and dividends or in the assets of Illinois Power Capital, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of Illinois Power Capital, other than (x) in connection with the distribution of Series A Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of Illinois Power Capital" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of Illinois Power Capital is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of the Company.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further limited partner interests of Illinois Power Capital ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and dividends or in the assets of Illinois Power Capital. Holders of Series A Preferred Securities have no preemptive rights.

     So long as any Series A Subordinated Debentures are held by Illinois Power Capital, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under Section 6.06 of the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Subordinated Debentures.

     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in Illinois Power Capital or pursuant to written consent. Illinois Power Capital will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for Illinois Power Capital to redeem and cancel Series A Preferred Securities in accordance with the Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by the Company or any entity owned more than 50% by the Company, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Illinois Power Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, Illinois Power Capital or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Illinois Power Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to Illinois Power Capital. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, Illinois Power Capital (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Illinois Power Capital believes to be reliable, but Illinois Power Capital takes no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     The Company will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Illinois Power Capital, but upon payment (with the giving of such indemnity as Illinois Power Capital or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

     Illinois Power Capital will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

     Application will be made to list the Series A Preferred Securities on the New York Stock Exchange.

     The General Partner is authorized and directed to conduct its affairs and to operate Illinois Power Capital in such a way that (i) Illinois Power Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act (ii) Illinois Power Capital will be taxed as a partnership for federal income tax purposes and (iii) the Series A Subordinated Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

              DESCRIPTION OF THE SERIES A SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Series A Subordinated Debentures in which Illinois Power Capital will invest with the proceeds of the issuance and sale of (i) the Series A Preferred Securities and
(ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debentures." The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture between the Company and The First National Bank of Chicago, as Trustee, as supplemented by a First Supplemental Indenture (the Indenture, as so supplemented, is hereinafter referred to as the "Indenture").

     Under certain circumstances involving the dissolution of Illinois Power Capital following the occurrence of a Special Event, Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of Illinois Power Capital. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution."

GENERAL

     The Series A Subordinated Debentures will be issued as a series of Subordinated Debentures under the Indenture. The Series A Subordinated Debentures will be limited in aggregate principal amount to approximately
$      million, such amount being the sum of the aggregate liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
               , 2043.

     The Series A Subordinated Debentures if distributed to holders of Series A Preferred Securities upon the dissolution of Illinois Power Capital will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Subordinated Debentures are issued in certificated form, such Series A Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable and the Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     If the Series A Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of Illinois Power Capital, the Company will use its best efforts to list the Series A Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.

MANDATORY PREPAYMENT

     If Illinois Power Capital redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Subordinated Debentures will become due and payable in a principal amount equal to the aggregate liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

OPTIONAL REDEMPTION

     If there shall be no Series A Preferred Securities outstanding, the Company shall have the right to redeem the Series A Subordinated Debentures, in whole or
in part, from time to time, on or after                , 1999, upon not less
than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

INTEREST

     Each Series A Subordinated Debenture shall bear interest at an interest rate which will be adjusted quarterly. The rate for the initial period from the
date of initial issuance to            , 1994 will be   % per annum. Thereafter,
interest on the Series A Subordinated Debentures will be payable at the "Applicable Rate" in effect from time to time. The Applicable Rate for any
quarter will be equal to   % of the highest of the "Treasury Bill Rate," the
"Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such quarter. The Applicable Rate for any quarter will
not be less   % per annum nor greater than   % per annum. The "Treasury Bill
Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" with respect to any quarter shall be determined by Illinois Power Capital in the same manner as, and consistent with its determinations with respect to, quarters for the purposes of dividends payable on the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Dividends."

     Such interest is payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing
           , 1994, to the person in whose name such Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Subordinated Debentures shall not continue to remain in book-entry-only form, the Company shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of actual days elapsed in such period. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company is not in default in the payment of interest on any series of Subordinated Debentures issued under the Indenture, the Company shall have the right at any time during the term of the Series A Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than payments on the Guarantee); and provided further that any such extended interest payment period may only be selected with respect to the Series A Subordinated Debentures if an extended interest payment period of identical length is simultaneously selected for all Subordinated Debentures then outstanding under the Indenture. Prior to the termination of any such

Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     If Illinois Power Capital shall be the sole holder of the Series A Subordinated Debentures, the Company shall give Illinois Power Capital notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the next succeeding date on which the dividends on the Series A Preferred Securities are payable or (ii) the date Illinois Power Capital is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. The Company shall cause Illinois Power Capital to give notice of the Company's selection of such Extension Period to the holders of the Series A Preferred Securities. If Illinois Power Capital shall not be the sole holder of the Series A Subordinated Debentures, the Company shall give the holders of the Series A Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization, or to holders of the Series A Subordinated Debentures, of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

     So long as any Subordinated Debentures remain outstanding, if at any time Illinois Power Capital shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then the Company will pay as interest to Illinois Power Capital as the holder of the Series A Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if Illinois Power Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by Illinois Power Capital after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts Illinois Power Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

     In the case any Event of Default (as defined in the Indenture) shall occur and be continuing, Illinois Power Capital will have the right to declare the principal of and the interest on the Series A Subordinated Debentures (including any Additional Interest) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

     If (i) Illinois Power Capital fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Subordinated Debentures; or (iii) the Company is in default on any of its payment or other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities
- -- Voting Rights," including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise Illinois Power Capital's right to accelerate the principal amount of the Series A Subordinated Debentures and to enforce Illinois Power Capital's other creditor rights under the Series A Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of Illinois Power Capital as a result of the occurrence of a Special Event, the Series A Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of a nominee of DTC. Except under the limited circumstances described below, Series A Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     THE DEPOSITORY. DTC will act as security depository for the Series A Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities
- -- Book-Entry-Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither the Company, the Trustee, any paying agent nor any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depository for such Global

Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Subordinated Debentures held by Illinois Power Capital, see "Description of the Series A Preferred Securities -- Voting Rights."

                        EFFECT OF OBLIGATIONS UNDER THE
               SERIES A SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Partnership Agreement, the sole purpose of Illinois Power Capital is to issue partner interests in Illinois Power Capital, including, without limitation, the Series A Preferred Securities, and to use the proceeds thereof to purchase the Series A Subordinated Debentures or other similar debt securities of the Company.

     As long as payments of interest and other payments are made when due on the Series A Subordinated Debentures, such payments will be sufficient to cover dividends and payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Subordinated Debentures will be equal to the sum of the aggregate liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Partnership Agreement provides that the Company, as General Partner, shall pay for all, and Illinois Power Capital shall not be obligated to pay, directly or indirectly, for any, costs and expenses of Illinois Power Capital; and (iv) the Partnership Agreement further provides that the General Partner shall not cause or permit Illinois Power Capital to, among other things, engage in any activity that is not consistent with the purposes of Illinois Power Capital.

     If the Company fails to make interest or other payments on the Series A Subordinated Debentures when due, the Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may enforce the rights of Illinois Power Capital under the Series A Subordinated Debentures through the appointment of a Special Representative. Payments of dividends and other payments due on the Series A Preferred Securities out of moneys held by Illinois Power Capital are guaranteed by the Company to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Partnership Agreement also provides, and the Company, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if the Company is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Illinois Power Capital or any other person or entity.

     The Company and Illinois Power Capital believe that the above mechanisms and obligations, taken together, are substantially equivalent to a full and unconditional guarantee by the Company of payments due on the Series A Preferred Securities.

                             UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Schiff Hardin & Waite, tax counsel to the Company and Illinois Power Capital, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

     In the opinion of Schiff Hardin & Waite, Illinois Power Capital will be treated as a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income such holder's distributive share of the net income of Illinois Power Capital. Such income will not exceed dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period." No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale (including a redemption for cash) of Series A Preferred Securities in an amount equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A SUBORDINATED DEBENTURES UPON DISSOLUTION OF ILLINOIS POWER CAPITAL

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution," Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in connection with the dissolution of Illinois Power Capital. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Subordinated Debentures so received in connection with the dissolution of Illinois Power Capital would include the period for which the Series A Preferred Securities were held by such holder. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution of Illinois Power Capital and the distribution of Series A Subordinated Debentures in connection with the dissolution of Illinois Power Capital could be a taxable event to holders of the Series A Preferred Securities. In the judgment of tax counsel to the Company and Illinois Power Capital, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of Illinois Power Capital in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however.

ILLINOIS POWER CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

     The General Partner will furnish each Series A Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. The General Partner is required to furnish such schedules as soon as practicable following the end of the year, but in any event prior to March 31.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to Illinois Power Capital (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Illinois Power Capital. The nominee is required to supply the beneficial owners of Series A Preferred Securities with the information furnished to Illinois Power Capital.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the terms of the Indenture, the Company has the right to extend from time to time the interest payment period on the Series A Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the Company exercises this right, the Company may not, among other things, declare dividends on any of its capital stock. The Company has no current intention of extending the interest payment period on the Series A Subordinated Debentures since it desires to continue the declaration and payment of dividends on its capital stock. In the event that the interest payment period is extended, Illinois Power Capital will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period pursuant to the Code and Treasury Regulation provisions applicable to original issue discount.

     Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in gross income but will not receive any cash related thereto from Illinois Power Capital. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received from Illinois Power Capital. The subsequent receipt of such cash will not be includible in gross income.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership, estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding, and assuming satisfaction by the Company of its withholding tax obligations, if any:

          (i) Payments by Illinois Power Capital or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of the Company,(b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to the Company or Illinois Power Capital through stock ownership, and (c) either: (x) the beneficial owner of the Series A Preferred Security certifies to Illinois Power Capital or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to Illinois Power Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Illinois Power Capital or its agent with a copy thereof; and

          (ii) a United States Alien Holder of a Series A Preferred Security will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments of the proceeds of the sale of Series A Preferred Securities within the United States to noncorporate United States holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, Illinois Power Capital has agreed to sell to each of the several Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co. and are acting as Representatives, has severally agreed to purchase from Illinois Power Capital the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                      NUMBER OF
                                                                      SERIES A
                                                                      PREFERRED
                               UNDERWRITER                           SECURITIES
          -----------------------------------------------------     -------------
          Goldman, Sachs & Co. ................................
                                                                    -------------
                    Total......................................
                                                                    =============

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $          per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $          per Series A Preferred Security to certain brokers
and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     As the proceeds of the sale of the Series A Preferred Securities will be loaned to the Company, the Company has agreed in the Underwriting Agreement to
pay to the Underwriters $     per Series A Preferred Security ($     per Series
A Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

     The Company and Illinois Power Capital have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date, after the closing date, on which the distribution of the Series A Preferred Securities ceases, as determined by the Underwriters, or (ii) 30 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partner interests of Illinois Power Capital, or any preferred stock or any other securities of Illinois Power Capital or the Company which are substantially similar to the Series A Preferred Securities, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partner interests, preferred stock or such substantially similar securities of either Illinois Power Capital or the Company without the prior written consent of the Underwriters.

     Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

     Illinois Power Capital and the Company have agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, the Company and its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for the Company and Illinois Power Capital by Schiff Hardin & Waite, Chicago, Illinois, and for the Underwriters by Reid & Priest, New York, New York. Certain matters of Delaware law relating to the validity of the Series A Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and Illinois Power Capital. Schiff Hardin & Waite and Reid & Priest may rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Schiff Hardin & Waite may rely on the opinion of Reid & Priest as to all matters of New York law, and Reid & Priest may rely on the opinion of Schiff Hardin & Waite as to all matters of Illinois law.

- ------------------------------------------------------
- ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Certain Investment Considerations....    S-3
Illinois Power Company...............    S-4
Illinois Power Capital...............    S-4
Use of Proceeds......................    S-4
Summary Financial Information of
  the Company........................    S-5
Description of the Series A Preferred
  Securities.........................    S-7
Description of the Series A
  Subordinated Debentures............   S-19
Effect of Obligations under the
  Series A Subordinated Debentures
  and the Guarantee..................   S-23
United States Taxation...............   S-24
Underwriting.........................   S-27
Legal Opinions.......................   S-28
             PROSPECTUS
Available Information................      2
Incorporation of Certain Documents by
  Reference..........................      2
Illinois Power Company...............      3
Illinois Power Capital...............      3
Use of Proceeds......................      3
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividend Requirements..............      4
Description of the Preferred
  Securities.........................      5
Description of the Guarantee.........      5
Description of the Subordinated
  Debentures.........................      7
Plan of Distribution.................     12
Legal Opinions.......................     13
Experts..............................     13

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              PREFERRED SECURITIES

                                 ILLINOIS POWER
                                    CAPITAL

                            GUARANTEED TO THE EXTENT
                             ILLINOIS POWER CAPITAL
                                HAS FUNDS AS SET
                                FORTH HEREIN BY

                                   [IP LOGO]

                             ILLINOIS POWER COMPANY

                           CUMULATIVE ADJUSTABLE RATE
                                 MONTHLY INCOME
                             PREFERRED SECURITIES,
                                    SERIES A

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              GOLDMAN, SACHS & CO.
                      REPRESENTATIVES OF THE UNDERWRITERS

- ------------------------------------------------------
- ------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS        SUBJECT TO COMPLETION, DATED AUGUST 19, 1994
                                  $100,000,000

                             ILLINOIS POWER CAPITAL

                              PREFERRED SECURITIES
           GUARANTEED TO THE EXTENT ILLINOIS POWER CAPITAL HAS FUNDS
                             AS SET FORTH HEREIN BY

                             ILLINOIS POWER COMPANY
                               ------------------

     Illinois Power Capital, L.P. ("Illinois Power Capital"), a Delaware limited partnership, all of the general partner interests in which are owned by Illinois Power Company (the "Company"), may offer, from time to time, its preferred securities, representing limited partner interests ("Preferred Securities"), in one or more series. The payment of periodic cash distributions ("dividends") with respect to Preferred Securities of any series, out of funds held by Illinois Power Capital and legally available therefor, and payments on liquidation or redemption with respect to the Preferred Securities are guaranteed by the Company to the extent described herein (the "Guarantee"). The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company. Subordinated Deferrable Interest Debentures of the Company ("Subordinated Debentures") will also be issued and sold from time to time in one or more series by the Company to Illinois Power Capital in connection with the investment of the proceeds from the offering of Preferred Securities. Subordinated Debentures subsequently may be distributed to holders of Preferred Securities in connection with a dissolution of Illinois Power Capital upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement (a "Prospectus Supplement"). The Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company.

     The specific designation, number of Preferred Securities, dividend rate (or method of determination thereof), and any other rights, preferences, privileges, limitations and restrictions relating to the Preferred Securities of the particular series in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement pertaining to such series.

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities offered hereby shall not exceed $100,000,000.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

     The Preferred Securities may be sold to or through underwriters or dealers as designated from time to time. See "Plan of Distribution." The names of any such underwriters or dealers involved in the sale of the Preferred Securities of the particular series in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company will also be set forth in the Prospectus Supplement.
                               ------------------

                The date of this Prospectus is August   , 1994.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, on which exchanges certain of the Company's securities are listed. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the principal office of the Company, 500 South 27th Street, Decatur, Illinois 62525.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), which the Company and Illinois Power Capital have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

     No separate financial statements of Illinois Power Capital have been included herein. The Company and Illinois Power Capital do not consider that such financial statements would be material to holders of Preferred Securities because Illinois Power Capital is a newly formed special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. See "Illinois Power Capital."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

          2. The Company's Current Reports on Form 8-K dated February 9, 1994 and May 27, 1994; and

          3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Preferred Securities offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE PROSPECTUS INCORPORATES. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. ALEC G. DREYER, CONTROLLER, ILLINOIS POWER COMPANY, 500 SOUTH 27TH STREET, DECATUR, ILLINOIS 62525, TELEPHONE NUMBER: (217) 424-6600.

                             ILLINOIS POWER COMPANY

     The Company was incorporated under the laws of the State of Illinois on May 25, 1923. Effective May 27, 1994, the Company became a subsidiary of Illinova Corporation, an exempt holding company under the Public Utility Holding Company Act of 1935, as amended, pursuant to a merger in which each outstanding share of the Company's Common Stock was converted into one share of common stock of Illinova Corporation. The Company is engaged in the generation, transmission, distribution and sale of electric energy and the distribution and sale of natural gas in the State of Illinois. Its service area is a widely diversified industrial and agricultural area comprising approximately 15,000 square miles in northern, central and southern Illinois. Electric service is provided at retail to 309 incorporated municipalities, adjacent suburban and rural areas and numerous unincorporated municipalities having an aggregate population of approximately 1,283,000. Gas service is provided to 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated municipalities having an aggregate population of approximately 935,000. The larger cities served include Decatur, East St. Louis (gas only). Champaign, Danville, Belleville, Granite City, Bloomington (electric only), Galesburg, Urbana and Normal (electric only). The executive offices of the Company are located at 500 South 27th Street, Decatur, Illinois 62525, and the Company's telephone number is (217) 424-6600.

                             ILLINOIS POWER CAPITAL

     Illinois Power Capital is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"). Illinois Power Capital exists for the sole purpose of issuing its partner interests and using the proceeds thereof to purchase certain debt securities of the Company. The Company is the sole general partner (the "General Partner") of Illinois Power Capital and will manage all of the business and affairs of Illinois Power Capital. Holders of Preferred Securities will be limited partners of Illinois Power Capital. The Company, as the General Partner of Illinois Power Capital, will make capital contributions to Illinois Power Capital from time to time to the extent required so that the total contributions made by the General Partner shall at all times be at least equal to 3% of the total contributions made by all partners. The rights and obligations of the General Partner and the limited partners of Illinois Power Capital will be governed by the Partnership Act and by an Amended and Restated Agreement of Limited Partnership of Illinois Power Capital (the "Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus and the accompanying Prospectus Supplement form a part.

     Illinois Power Capital's principal place of business and registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581.

                                USE OF PROCEEDS

     The proceeds to be received by Illinois Power Capital from the sale of the Preferred Securities will be used to purchase Subordinated Debentures of the Company and, unless otherwise specified in any Prospectus Supplement, will be applied by the Company to the payment or provision for payment at maturity, the purchase or the redemption of outstanding securities of the Company and for general corporate purposes.

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                            YEAR ENDED DECEMBER 31,                      12 MONTHS
                                ------------------------------------------------           ENDED
                                1989        1990       1991     1992     1993(A)      JUNE 30, 1994(A)
                                -----       ----       ----     ----     -------      ----------------
Ratio of Earnings to Fixed
  Charges(b)..................  (0.52)(c)   0.70(c)    1.85     2.02       0.80(c)          0.93(c)
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividend
  Requirements(b).............  (0.45)(d)   0.60(d)    1.48     1.61       0.70(d)          0.82(d)

- ---------------

(a) Subsequent to the Company's merger with Illinova Corporation, net assets of Illinova Generating Company (formerly IP Group, Inc.) were transferred in the form of a dividend from the Company to Illinova Corporation. The information contained herein has been restated to reflect the financial results of the Company's current operations.

(b) Earnings used in the calculation of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividend requirements include the allowance for funds used during construction and the deferred financing costs associated with the Company's Clinton Power Station, and are before deduction of income taxes and fixed charges. Fixed charges include interest on long-term debt, related amortization of debt discount, premium, and expense, other interest and that portion of rent expense which is estimated to be representative of the interest component. Preferred stock dividend requirements have been increased to an amount representing the pre-tax earnings required to cover such dividend requirements.

(c) The ratios of earnings to fixed charges for the twelve months ended June 30, 1994 and for the years ended December 31, 1993, 1990 and 1989 of 0.93, 0.80, 0.70 and (0.52), respectively, indicate that earnings were inadequate to cover fixed charges. The dollar amounts of the coverage deficiency for the twelve months ended June 30, 1994, and for the years ended 1993, 1990 and 1989 were approximately $13 million, $37 million, $68 million and $375 million, respectively. Excluding the loss on disallowed plant costs of $200 million, net of income taxes, recorded in the third quarter of 1993, the ratio of earnings to fixed charges would have been 2.42 for the twelve months ended June 30, 1994 and 2.25 for the year ended 1993. Excluding the loss on disallowed plant costs of $137 million, net of income taxes, recorded in the fourth quarter of 1990, the ratio of earnings to fixed charges would have been 1.41 for the year ended 1990. Excluding the loss on disallowed plant costs of $346 million, net of income taxes, recorded in the first quarter of 1989, the ratio of earnings to fixed charges would have been 1.31 for the year ended 1989.

(d) The ratios of earnings to combined fixed charges and preferred stock dividend requirements for the twelve months ended June 30, 1994 and for the years ended December 31, 1993, 1990 and 1989 of 0.82, 0.70, 0.60 and
     (0.45), respectively, indicate that earnings were inadequate to cover combined fixed charges and preferred stock dividend requirements. The dollar amounts of the coverage deficiency for the twelve months ended June 30, 1994, and for the years ended 1993, 1990 and 1989 were approximately $38 million, $63 million, $105 million and $412 million, respectively. Excluding the loss on disallowed plant costs of $200 million, net of income taxes, recorded in the third quarter of 1993, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.98 for the twelve months ended June 30, 1994 and 1.83 for the year ended 1993. Excluding the loss on disallowed plant costs of $137 million, net of income taxes, recorded in the fourth quarter of 1990, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been 1.09 for the year ended 1990. Excluding the loss on disallowed plant costs of $346 million, net of income taxes, recorded in the first quarter of 1989, the ratio of earnings to combined fixed charges and preferred stock dividend requirements would have been
     1.06 for the year ended 1989.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Illinois Power Capital may issue, from time to time, Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The limited partnership agreement of Illinois Power Capital will be amended and restated (as so amended and restated, the "Partnership Agreement") to authorize the establishment of one or more series of Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series which shall distinguish it from other series; (ii) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such dividends shall be payable; provided, however, dividends on any series of Preferred Securities shall be payable on a monthly basis to holders of such series of Preferred Securities as of a record date in each month during which such series of Preferred Securities are outstanding; (iv) whether dividends on Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Preferred Securities of such series shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of Illinois Power Capital to the holders of Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or termination of Illinois Power Capital; (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of Illinois Power Capital or the General Partner;
(vii) the obligation, if any, of Illinois Power Capital to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (viii) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to the Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Partnership Agreement or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Guarantee." Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     The Company will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full, to the holders of the Preferred Securities of each series, the Guarantee Payments (as defined below) (except to the extent paid by Illinois Power Capital), as and when due, regardless of any defense, right of set-off or counterclaim which Illinois Power Capital may have or assert. The following payments with respect to any series of Preferred Securities to the extent not paid by Illinois Power Capital (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid dividends which are required to be paid on the Preferred Securities of such series, to the extent Illinois Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor, (ii) the redemption price, including all accumulated and unpaid dividends (the "Redemption Price"), payable with respect to any Preferred Securities called for redemption by Illinois Power Capital to the extent Illinois Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor, and (iii) upon a liquidation of Illinois Power Capital, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid dividends on the Preferred Securities of such series to the date of payment and (b) the amount of assets of Illinois Power Capital remaining available for distribution to holders of Preferred Securities of such series in liquidation of Illinois Power Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing Illinois Power Capital to pay such amounts to such holders.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, the Company will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect to the foregoing if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee or there shall have occurred and is continuing any event that would constitute an Event of Default under the Indenture.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding Preferred Securities of each affected series (voting together as one class). The manner of obtaining any such approval of holders of the Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect as to the Preferred Securities of any series upon full payment of the Redemption Price of all Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable upon liquidation of Illinois Power Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of any series must restore payment of any sums paid under such series of Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection. The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no

Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of each series of the Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee, without first instituting a legal proceeding against Illinois Power Capital or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Illinois Power Capital and by complete performance of all obligations under the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of Illinois.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Subordinated Debentures may be issued from time to time in one or more series under an Indenture, (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

     The Subordinated Debentures will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debentures which may be issued thereunder and provides that the Subordinated Debentures may be issued thereunder from time to time in one or more series.

     The Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or an authorized committee thereof (each, a "Supplemental Indenture"). The aggregate principal amount of Subordinated Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series and will be equal to the sum of the aggregate liquidation preference of the Preferred Securities for such series and the General Partner's capital contribution with respect to the Preferred Securities for such series. Subordinated Debentures relating to Preferred Securities of any series subsequently may be distributed pro rata to holders of Preferred Securities of such series in connection with the dissolution of Illinois Power Capital upon the occurrence of certain events described in the Prospectus Supplement relating to the Preferred Securities of such series.

     The Restated Articles of Incorporation, as amended, of the Company limit the amount of unsecured indebtedness that the Company may issue or assume, without the consent of the holders of a majority of the total number of shares of preferred stock then outstanding, to 20% of the aggregate of the total principal amount of all outstanding bonds or other securities representing secured indebtedness of the Company and the capital and surplus of the Company as then stated on the Company's books. At July 31, 1994, the Company could have issued approximately $210 million of unsecured indebtedness (such as the Subordinated Debentures) without violating this provision.

     Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Subordinated Debentures being offered thereby: (i) the specific title of such Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Subordinated Debentures; (iii) the date or dates on which the principal of such Subordinated Debentures is payable or the method of determination of such date or dates; (iv) the rate or rates at which such Subordinated Debentures will bear interest or the method of determination of such rate or rates (including the rates at which overdue principal shall bear interest, if different, and, if applicable, the rate or rates at which overdue premiums or interest shall bear interest, if any); (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the maximum duration of any such extension; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which such Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods, the price or prices at which, and the terms and conditions upon which, such Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) the form of such Subordinated Debentures; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Subordinated Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Subordinated Debentures are issuable as a global security, and in such case, the identity of the depository.

     The Indenture does not contain any provisions that afford holders of Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of the Company as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Subordinated Debentures may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived or has ceased to exist, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

          (a) all indebtedness of the Company (other than non-recourse indebtedness and indebtedness issued under the Indenture) evidenced by notes, debentures, bonds or other securities sold by the Company for money;

          (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company (other than the Guarantee) or in effect guaranteed by the Company by an agreement to purchase, contingent or otherwise; and

          (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b) unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Subordinated Debentures.

Such Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of June 30, 1994, Senior Indebtedness of the Company aggregated approximately $2.2 billion.

CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant that it will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, if at such time (i) there shall have occurred and be continuing any event that would constitute an Event of Default under any Indenture, (ii) the Company shall be in default with respect to its payment or any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. The Company will also covenant (i) to remain the sole general partner of Illinois Power Capital and maintain 100% ownership of the general partner interests thereof; provided that any permitted successor of the Company under the Indenture may succeed to the Company's duties as General Partner, (ii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Illinois Power Capital, (iii) not to voluntarily dissolve, wind-up or terminate Illinois Power Capital, except in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities in liquidation of Illinois Power Capital and in connection with certain mergers, consolidations or amalgamations permitted by the Partnership Agreement, (iv) to timely perform all of its duties as the general partner in Illinois Power Capital (including the duty to pay dividends on the Preferred Securities) and (v) to use its reasonable efforts to cause Illinois Power Capital to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Subordinated Debentures of each series will be issued in registered form and either in certificated form or will be represented by one or more global securities. If not represented by one or more global securities, Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar, without service charge and upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Company or the Debenture Registrar being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Debenture Registrar with respect to the Subordinated Debentures.

     The Company shall not be required to (i) issue, register the transfer of or exchange any Subordinated Debenture during a period beginning at the opening of business 15 days before any mailing of Notice of Redemption of less than all the outstanding Subordinated Debentures of the series of which such Subordinated Debenture is a part, and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Subordinated Debentures called for redemption.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, on any Subordinated Debenture will be made only against surrender to the Paying Agent of such Subordinated Debenture. Principal of and any premium and interest, if any, on Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture

Register with respect to such Subordinated Debentures. Payment of interest on a Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Subordinated Debenture (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest payment.

     The Company will act as Paying Agent with respect to the Subordinated Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Subordinated Debentures.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Debenture of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Company and the holder of such Subordinated Debenture will thereafter look only to the Company for payment thereof.

GLOBAL DEBENTURES

     If any Subordinated Debentures of a series are represented by one or more global securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Debenture may exchange such interests for Subordinated Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Debenture will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depository arrangement with respect to any portion of a series of Subordinated Debentures to be represented by a Global Debenture will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with consent of the holders of not less than a majority in principal amount of the Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any Supplemental Indenture affecting that series or the rights of the holders of that series of Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debenture so affected or
(ii) reduce the percentage of Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Subordinated Debenture then outstanding and affected thereby.

     In addition, the Company and the Trustee may execute, without the consent of any holder of Subordinated Debentures, any Supplemental Indenture for certain other usual purposes including the creation of any new series of Subordinated Debentures.

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Subordinated Debentures:

          (a) failure for 10 days to pay interest on the Subordinated Debentures of that series, including any Additional Interest in respect thereof, when due, provided that a valid extension of an interest payment period by the Company in accordance with a Supplemental Indenture shall not constitute a failure to pay interest for this purpose; or

          (b) failure to pay principal or premium, if any, on the Subordinated Debentures of that series when due, whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

          (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after notice; or

          (d) the dissolution, winding-up or termination of Illinois Power Capital, except in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities in liquidation of Illinois Power Capital and in connection with certain mergers, consolidations or amalgamations permitted by the Partnership Agreement; or

          (e) certain events in bankruptcy, insolvency or reorganization of the Company or Illinois Power Capital.

     The holders of a majority in aggregate outstanding principal amount of any series of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Debentures (unless the principal of all of the Subordinated Debentures of that series have been declared due and payable) may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee.

     The holders of a majority in aggregate outstanding principal amount of all series of the Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

CONSOLIDATION, MERGER AND SALE

     The Indenture does not contain any covenant which restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Subordinated Debentures.

GOVERNING LAW

     The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company maintains a deposit account and banking relationship with the Trustee.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                              PLAN OF DISTRIBUTION

     Illinois Power Capital may offer or sell Preferred Securities to one or more underwriters for public offering and sale by them. Illinois Power Capital may sell Preferred Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter involved in the offer and sale of the Preferred Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell the Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or Illinois Power Capital in the form of underwriting discounts or commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Company and/or Illinois Power Capital to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company or Illinois Power Capital, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company and/or Illinois Power Capital for certain expenses.

     Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or Illinois Power Capital and/or any of their affiliates in the ordinary course of business.

     Each series of Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by Illinois Power Capital for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the trading markets for any Preferred Securities.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for the Company and Illinois Power Capital by Schiff Hardin & Waite, Chicago, Illinois, and for any underwriters by Reid & Priest, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and Illinois Power Capital. Schiff Hardin & Waite and Reid & Priest may rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Schiff Hardin & Waite may rely on the opinion of Reid & Priest as to all matters of New York law, and Reid & Priest may rely on the opinion of Schiff Hardin & Waite as to all matters of Illinois law.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's change in its method of accounting for income taxes, as discussed in Note 1 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission registration fee........................     $ 34,483*
    New York Stock Exchange listing fees.......................................       45,000
    Printing expenses..........................................................       50,000
    Legal fees and expenses....................................................      125,000
    Independent accountant's fees and expenses.................................       15,000
    Blue Sky and legal investment fees and expenses............................       15,000
    Rating agencies fees and expenses..........................................       50,000
    Indenture Trustee fees and expenses........................................        5,000
    Miscellaneous..............................................................       10,517
                                                                                    --------
      Total....................................................................     $350,000
                                                                                    ========

- ---------------

* Actual. All other expenses are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 8.75 of the Illinois Business Corporation Act of 1983, the Company is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the Company, or serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of the Company who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's By-Laws provide, in substance, that the Company shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the Company, or serving or having served at the request of the Company in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employer or agent and shall inure to the benefit of his heirs, executors and administrators.

     The Company presently has an insurance policy which, among other things, includes liability insurance coverage for officers and directors under which officers and directors are covered against any "loss" arising from any claim or claims made against them by reason of any "wrongful act" in their respective capacities of directors or officers. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policy also contains other specific exclusions, including illegally obtained personal profit or advantages, and dishonesty. The policy also provides for reimbursement to the Company for loss incurred by having indemnified officers or directors as authorized by state statute, the Company's By-Laws or any other agreement.

The Partnership Agreement provides, in part, as follows:

     "Section 9.6 Indemnification. To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct, with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.6 shall be provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in
Section 9.6."

     Applicable Delaware partnership law provides authority for limited partnerships to indemnify under certain circumstances any partner or other person from and against any and all claims and demands.

     The foregoing rights of indemnification shall apply to any liability of any director or officer, partner or other person (or his legal representatives) arising under any of the provisions of the Securities Act of 1933, as amended, only to the extent that such rights of indemnification may be determined to be valid by a court of competent jurisdiction.

ITEM 16.  LIST OF EXHIBITS.

     The exhibits to this Registration Statement are listed in the Exhibit Index elsewhere herein.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby further undertake that:

     (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Illinois Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, and State of Illinois on the 19th day of August, 1994.

                                         ILLINOIS POWER COMPANY
                                           (Registrant)

                                          By:       /s/ LARRY D. HAAB

                                            -----------------------------------
                                                       Larry D. Haab
                                               Chairman, President and Chief
                                                          Executive
                                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, Illinois Power Capital, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Decatur, and State of Illinois on the 19th day of August, 1994.

                                          ILLINOIS POWER CAPITAL, L.P.
                                           (Registrant)
                                           By: Illinois Power Company, its
                                               general partner

                                          By:       /s/ LARRY D. HAAB

                                            -----------------------------------
                                                       Larry D. Haab
                                               Chairman, President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Illinois Power Company, Illinois Power Capital, L.P. and each of the undersigned officers and directors of Illinois Power Company hereby constitute and appoint each of Larry D. Haab, Larry F. Altenbaumer and Alec G. Dreyer the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of each of Illinois Power Company and Illinois Power Capital, L.P. by the following persons in their capacities as officers or directors, as indicated below, of Illinois Power Company and on the dates indicated.

              SIGNATURE                                 TITLE                        DATE
- -------------------------------------   -------------------------------------  ----------------
          /s/ LARRY D. HAAB             Chairman, President, Chief Executive
- -------------------------------------   Officer and Director
            Larry D. Haab
    (Principal Executive Officer)

      /s/ LARRY F. ALTENBAUMER          Senior Vice President and Chief
- -------------------------------------   Financial Officer
        Larry F. Altenbaumer
    (Principal Financial Officer)
                                                                               August 19, 1994

         /s/ ALEC G. DREYER             Controller
- -------------------------------------
           Alec G. Dreyer
            (Controller)

        /s/ RICHARD R. BERRY            Director
- -------------------------------------
          Richard R. Berry

        /s/ DONALD E. LASATER           Director
- -------------------------------------
          Donald E. Lasater

        /s/ DONALD S. PERKINS           Director
- -------------------------------------
          Donald S. Perkins

              SIGNATURE                                 TITLE                        DATE
- -------------------------------------   -------------------------------------  ----------------
        /s/ ROBERT M. POWERS                          Director
- -------------------------------------
          Robert M. Powers

         /s/ WALTER D. SCOTT                          Director
- -------------------------------------
           Walter D. Scott

       /s/ RONALD L. THOMPSON                         Director
- -------------------------------------
         Ronald L. Thompson

        /s/ WALTER M. VANNOY                          Director
- -------------------------------------
          Walter M. Vannoy
                                                                                 August 19, 1994

       /s/ MARILOU VON FERSTEL                        Director
- -------------------------------------
         Marilou von Ferstel

        /s/ CHARLES W. WELLS                          Director
- -------------------------------------
          Charles W. Wells

         /s/ JOHN D. ZEGLIS                           Director
- -------------------------------------
           John D. Zeglis

                                                      Director
- -------------------------------------
         Vernon K. Zimmerman

                                 EXHIBIT INDEX

     EXHIBITS                                  DESCRIPTION                                 PAGE
     ---------     -------------------------------------------------------------------     ----
      1            Form of Underwriting Agreement.*
      3(a)         Restated Articles of Incorporation of the Company, as amended through April 19, 1984. Filed as Exhibit 19 to the Company's
                   Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1984.
                   File No. 1-3004.**
      3(b)         Amendment to the Restated Articles of Incorporation of the Company
                   dated April 19, 1989. Filed as Exhibit 19 to the Company's
                   Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1989.
                   File No. 1-3004.**
      3(c)         Statement of Resolution Establishing the Series of Serial Preferred
                   Stock, without par value, designated as Cumulative Preferred Stock,
                   Adjustable Rate Series B. Filed as Exhibit 4(b) to the Company's
                   Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1985.
                   File No. 1-3004.**
      3(d)         Statement of Resolution Establishing the Series of Serial Preferred
                   Stock, $50 par value, designated as 8.00% Cumulative Preferred
                   Stock. Filed as Exhibit 3(f) to the Company's Annual Report on Form
                   10-K for the Year Ended December 31, 1986. File No. 1-3004.**
      3(e)         Statement of Resolution Establishing the Series of Serial Preferred
                   Stock, $50 par value, designated as 7.75% Cumulative Preferred
                   Stock. Filed as Exhibit 3(g) to the Company's Annual Report on Form
                   10-K for the Year Ended December 31, 1986. File No. 1-3004.**
      3(f)         By-Laws of the Company, as amended. Filed as Exhibit 3(f) to the
                   Company's Quarterly Report on Form 10-Q for the Quarter Ended March
                   31, 1993. File No. 1-3004.**
      4(a)         Certificate of Limited Partnership of Illinois Power Capital, L.P.
      4(b)         Agreement of Limited Partnership of Illinois Power Capital, L.P.
      4(c)         Form of Amended and Restated Agreement of Limited Partnership of
                   Illinois Power Capital, L.P.
      4(d)         Form of Action of the Company, as the General Partner of Illinois
                   Power Capital, L.P., Creating Series A Preferred Securities.
      4(e)         Form of Indenture between the Company and The First National Bank of Chicago.
      4(e)(1)      Cross-reference sheet showing the location in the Indenture of the provisions of Sections 310 through 318(a) of the Trust Indenture
                   Act of 1939, as amended.
      4(f)         Form of Supplemental Indenture to Indenture to be used in
                   connection with the issuance of Subordinated Debentures and fixed rate Preferred Securities.
      4(g)         Form of Supplemental Indenture to Indenture to be used in
                   connection with the issuance of Subordinated Debentures and adjustable rate Preferred Securities.
      4(h)         Form of Preferred Security Certificate (contained in the Form of
                   Amended and Restated Agreement of Limited Partnership of Illinois
                   Power Capital filed as Exhibit 4(c) to this Registration
                   Statement).

- ---------------

 * To be filed by amendment.

** Incorporated herein by reference.

      4(i)         Form of Subordinated Debenture (contained in the Form of Indenture filed as Exhibit 4(e) to this Registration Statement).
      4(j)         Form of Guarantee Agreement with respect to the Preferred
                   Securities.
      5(a)         Opinion of Schiff Hardin & Waite.
      5(b)         Opinion of Richards, Layton & Finger, P.A.
      8            Tax opinion of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5(a) to this Registration Statement).
     12            Statement of Computations of Ratio of Earnings to Fixed Charges and
                   Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                   Dividend Requirements.
     23(a)         Consent of Schiff Hardin & Waite (contained in its opinion filed as
                   Exhibit 5(a) to this Registration Statement).
     23(b)         Consent of Richards, Layton & Finger, P.A. (contained in its opinion filed as Exhibit 5(b) to this Registration Statement).
     23(c)         Consent of Price Waterhouse, LLP.
     24            Powers of Attorney (set forth on the signature page of this
                   Registration Statement).
     25            Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended.